Exhibit 13(b)

Kristi Slavin, and Alan R. Otis, of Brighthouse Funds Trust I (the “Trust”), each certify that:

1.        This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Kristi Slavin
Kristi Slavin
President and Chief Executive Officer

By:	/s/ Alan R. Otis
Alan R. Otis
Chief Financial Officer and Treasurer

Date:	September 6, 2018